SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                           FORM 8-KSBA
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

                          April 18, 1997
                         (Date of Report)

                          Midland, Inc.
      (Exact Name of Registrant as specified in its charter)

                             Colorado
          (State or other jurisdiction of incorporation)

             33-20492-D                    Applied For
     (Commission File Number)  IRS Employer Identification
Number)

      10528 Kirkham Court, Nos. 6 & 7, Poway, California 92064
    (Address of principal executive offices including zip code)

                         (619) 679-3290
       (Registrant's telephone number including area code)

                    America's Coffee Cup, Inc.
    (Former name or former address, if changed since last report)


Item 1. Change in Control of Registrant.

See Item 2, below.

Item 2. Acquisition or Disposition of Assets.

On February 18, 1997 (the Closing Date), Registrant, Midland, Inc., f/k/a, America's Coffee Cup, Inc., executed, delivered and closed under a Plan and Agreement of Purchase (the Purchase Agreement) with the shareholders (the Shareholders) of MILL-AGRO (HELLAS) SA, a Panamanian company, and MEGAHEL NAUTICAL SA, a Greek company (both of which business entities are collectively referred to herein as the Subsidiaries), whereby Registrant acquired from the Shareholders all of the outstanding proprietary interest of these entities, thereby making them wholly-owned subsidiaries of Registrant. The Subsidiaries have now changed, or will forthwith change, their names to Midland Steamship SA and Midland Agricultural SA

Registrant issued and caused to be delivered to the Shareholders, immediately subsequent to the Closing Date, 74,604 shares of its previously authorized Series A Preferred Stock (Series A Preferred Stock) and 149,259 shares of a Series B Preferred Stock (Series B Preferred Stock), which was created immediately after the closing.

The Series A Preferred Stock consists of 360,000 shares, with each share (i) to be automatically converted into 35 shares of Common Stock on October 1, 1998, but no sooner, (ii) being entitled to 35 votes on each matter submitted to the shareholders of Registrant, with certain super-majority provisions being applicable in certain instances, (iii) being entitled to a liquidation preference of $21 per share and (iv) not being redeemable. The Series A Preferred Stock will also be entitled to two separate annual dividends consisting of one-tenth of one share of Series A Preferred Stock and two warrants to purchase common stock of Registrant (Common Stock) at a price of $1.00 per share in the event that either certain financial performance conditions are not met by Registrant or the Common Stock does not trade at or above certain prices. Specifically, the first dividend will be required to be declared and paid as of September 1, 1997, in the event that (i) Registrant's pretax earnings for the twelve months ended June 30, 1997, do not meet or exceed $300,000 in amount, excluding extraordinary and nonrecurring items, or (ii) the lowest bid price for the Common Stock is less than $2.50 per share during any ten consecutive trading days between June 30, 1997, and August 15, 1997. A second dividend will be required to be declared and paid as of September 1, 1998, in the event that (i) Registrant's pretax earnings for the twelve months ended June 30, 1998, do not meet or exceed $450,000 in amount, excluding extraordinary and nonrecurring items, or (ii) the lowest bid price for the Common Stock is less than $2.50 per share for any ten consecutive trading days between August 14, 1997, and August 15, 1998. These dividends are cumulative, and this series has certain non-dilution provisions applicable to it in the event of stock dividends, stock splits and other extraordinary corporate events. As a result of the purchase of the Subsidiaries, there are now 162,100 shares of Series A Preferred Stock outstanding.

The Series B Preferred Stock consists of 149,259 shares, with each share (i) to be automatically converted into 150 shares of Common Stock on October 1, 1998, or sooner at the election of the holder, (ii) being entitled to 150 votes on each matter submitted to the shareholders of Registrant, with certain super-majority provisions being applicable in certain instances, (iii) not being entitled to a liquidation preference, (iv) not being redeemable and (v) not being entitled to dividends. This series has certain non-dilution provisions applicable to it in the event of stock dividends, stock splits and other extraordinary corporate events. As a result of the purchase of the Subsidiaries, there are now 149,259 shares of Series A Preferred Stock outstanding.

Immediately following the execution, delivery and consummation of the Purchase Agreement, the Board of Directors was expanded to six in number and, joining Messrs. Robert W. Marsik and Mark S. Pierce to fill the empty seats on the board were, Messrs. Chris Traios, Charles Stidham, E. Robert Barbee and Arthur Malcolm.
All directors have been appointed to serve until the next annual meeting of shareholders and until their successor are duly elected and qualified, or until they earlier resign or are dismissed. No director has any contractual rights to his position.

The newly constituted Board of Directors then appointed (i) Mr. Traios as Chairman of the Board of Directors and as Chief Executive Officer and President, (ii) Mr. Marsik as Executive Vice-President, Chief Financial Officer and Treasurer, (iii) Mr. Stidham as Managing Director of North American Shipping and Trading Operations, (iv) Mr. E. Robert Barbee as Vice-President and (v) Mr. Mark S. Pierce as Secretary.

Registrant, immediately following closing, changed its name to Midland, Inc. The Subsidiaries have now changed, or will forthwith change, their names to Midland Steamship SA and Midland Agricultural SA. Registrant has also formed, or will forthwith form, two additional subsidiaries, Midland Liners SA and Midland Shipping SA, in order to provide for the anticipated expansion of the business of Registrant into the container and shipping business.

The Shareholders on the Closing Date delivered a Balance Sheet of the Subsidiaries as of December 31, 1996, which had been reported on by Republic Of Greece, Ministry of Commerce on February 14, 1997. The Shareholders have undertaken to deliver audited financial statements in accordance with applicable securities laws within 75 days of the Closing Date. If the audited statements are not delivered or do not conform with the audit of the Ministry Of Commerce within a minus 20%, the Board of Directors in place prior to the Closing Date will be entitled to reverse the closing the acquisition of the Subsidiaries.

The assets of the Subsidiaries, as of December 31, 1996, and as reported on by the Republic of Greece, Ministry of Commerce on February 14, 1997, aggregated $3,675,163 in amount and consisted of office, furniture and various equipment, accounts receivable, freight advances, bank balances, and fixed assets consisting of two hydrofoils, one hopper-barge, one motor-tanker and one motor bulk carrier, all of which are used in the shipping business of the Subsidiaries. The liabilities of the Subsidiaries, as of December 31, 1996, and as reported on by the Republic of Greece, Ministry of Commerce on February 14, 1997, aggregated $1,545,435 in amount and consisted primarily of accounts payable. The result of the foregoing was an equity amount of $2,129,728.

As a result of the acquisition of the Subsidiaries, Registrant now has the following outstanding securities: (i) 861,567 shares of Common Stock outstanding in the hands of the public prior to the acquisition of the Subsidiaries; (ii) Bridge Loan Options which, upon exercise, will require the issuance of up to 1,809,955 shares of Common Stock and 2,585,650 warrants each allowing the acquisition of one additional share of Common Stock;
(iii) 54,000 shares of Series A Preferred Stock issued in a recent public offering which, upon conversion and assuming no dividends, will require the issuance of approximately 1,890,000 shares of Common Stock, and 2,700,000 Series A warrants each allowing the acquisition of one share of Common Stock; (iv) compensatory options to former management which, upon exercise, allow the acquisition of up to 33,496 shares of Series A Preferred Stock which, upon conversion and assuming no dividends, will require the issuance of approximately 1,172,360 shares of Common Stock; (v) compensatory options to former management which, upon exercise, allow the acquisition of up to 552,640 shares of Common Stock; (vi) 74,604 shares of Series A Preferred Stock issued in the acquisition of the Subsidiaries which, upon conversion and assuming no dividends, will require the issuance of approximately 2,611,140 shares of Common Stock; and (vii) 149,259 shares of Series B Preferred Stock issued in the acquisition of the Subsidiaries which, upon conversion, will require the issuance of approximately 22,388,850 shares of Common Stock. Registrant does not have a sufficiency authorized capitalization to provide for the exercise and/or conversion of all of the foregoing securities, and will, therefore, call and hold a shareholders' meeting for the purpose of increasing its capitalization. If all shares of Common Stock underlying the foregoing convertible securities were issued, the total number of shares of Common Stock would approximate 36,000,000 in number. The Series A and B Preferred Stock, given their terms and conditions, are considered to be a part of the same class of securities as the Common Stock for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 144 thereunder; thus, as of the date of this report, there were considered to be approximately 27,751,557 shares of Common Stock outstanding.

Item 3. Bankruptcy or Receivership.

Not Applicable.
Item 4. Changes in Registrant's Certifying Accountant.
Not Applicable.

Item 5. Other Events.

None.

Item 6. Resignation of Registrant's Directors.

Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.



America's Coffee Cup, Inc.
December 31, 1996

          Pro Forma Balance Sheet & Income Statement

                       BALANCE SHEETS

                         ACC     Adjustments     ACC
                                               Adjusted
Assets:
Cash & Equivalents    $     -     $       -    $      -
Restriced Cash
    (Note A)                -             -           -
Accounts Receivable     58,424            -      58,424
Other Receivable             -            -           -
Related Party Receivable     -            -           -
Inventory                 5,000           -       5,000
Prepaid expenses and
   other                 27,487           -      27,487
Total current assets     90,910           -      90,910

Other non-current
   assets               172,698           -     172,698
Investment                    -    1,450,000  1,450,000
Property and Equipment,
    net                  25,795           -      25,794

                        289,404    1,450,000   1,739,618

Liabilities:
Current portion of
    long-term debt      $239,194          -     239,194
Accounts payable         586,634          -     586,634
Accrued liabilities       69,445          -      69,445
Accrued payroll
  & employee expense      40,170          -      40,170
Total Current
    Liabilities          935,443          -     935,443

Long-term debt            25,374          -      25,374

Shareholders' Equity:

Common stock             338,226          -     338,226
Preferred stock          21,600     (90,000)    111,600
Additional Paid-in
  Capital               940,336     (611,605)   328,761
Accumulated
  Earnings (Deficit)  (1,971,605)  1,971,605          -
Total Shareholders'
   Equity              (671,413)    1,450,000   778,587


                        289,404     1,450,000  1,739,404




                      Acquired    Acquired
                      Mega-hel    Mill-Agro      Total

Assets:
Cash & Equivalents           -     365,390      584,826
Restriced Cash
    (Note A)           219,436   1,200,000    1,200,000
Accounts Receivable          -     625,900      625,900
Other Receivable             -     300,000      300,000
Related Party Receivable 155,055   404,983      560,038
Inventory                    -           -            -
Prepaid expenses and
   other                     -           -            -
Total current assets   374,491    2,896,273    3,270,764

Other non-current
   assets                    -            -            -
Investment                   -            -            -
Property and Equipment,
    net               3,330,127      28,640    3,358,767

                      3,704,618   2,924,913    6,629,531


Liabilities:
Current portion of
    long-term debt            -           -            -
Accounts payable
Accrued liabilities           -           -            -
Accrued payroll               -           -            -
  & employee expense
Total Current
    Liabilities               -           -             -

Long-term debt        1,545,015      12,484     1,557,499


Shareholders' Equity:

Common stock              4,200      10,000        14,200
Preferred stock               -           -             -
Additional Paid-in
  Capital             1,900,000           -     1,900,000
Accumulated
  Earnings (Deficit)    255,403    2,902,429     3,157,832
Total Shareholders'
   Equity             2,159,603    2,912,429     5,072,032


                      3,704,618    2,924,913     6,629,531






                           Elimination      Total Pro-Forma

Assets:
Cash & Equivalents                 -             584,826
Restriced Cash
    (Note A)                       -           1,200,000
Accounts Receivable                -             684,324
Other Receivable                   -             300,000
Related Party Receivable           -             560,038
Inventory                          -               5,000
Prepaid expenses and
   other                           -              27,487
Total current assets               -           3,361,674

Other non-current
   assets                          -             172,698
Investment                (1,450,000)                  -
Property and Equipment,
    net                     (464,200)           2,920,362

                           (1,914,200)          6,454,735
Liabilities:
Current portion of
    long-term debt                  -             239,194
Accounts payable                    -             586,634
Accrued liabilities                 -              69,445
Accrued payroll                     -              40,170
  & employee expense
Total Current
    Liabilities                     -             935,443

Long-term debt                      -           1,582,873

Shareholders' Equity:
Common stock                  (14,200)            338,226
Preferred stock                      -            111,600
Additional Paid-in
  Capital                  (1,900,000)            328,761
Accumulated
  Earnings (Deficit)                 -          3,157,832
Total Shareholders'
   Equity                  (1,914,200)          3,936,419

                           (1,914,200)          6,454,735






                             INCOME STATEMENT

                     Acquired     Acquired      Acquired
                     Mega-hel     Mill-Agro      Total

Revenues             1,321,275    23,169,860    24,491,135
Cost of Sales          779,258    19,708,525    20,487,783
Gross Profit           542,017     3,461,335     4,003,352

Operating Expenses:
  G&A expenses         281,014       552,546       833,560
  Depreciation           5,600         6,360        11,960
Total Operating
    Expenses:          286,614       558,906       845,520

Other Income
   (Expense):
  Interest            (108,151)        (874)      (109,025)
  Finance Expense            -            -              -
  Loss on disposition
    of equipment             -            -              -
  Other                      -            -              -
Total Other Expenses  (108,151)        (874)      (109,025)

Income (Loss) from
   Operations and
   before Income
   Taxes and
   Extraordinary
   Item                147,252     2,901,555     3,048,807

Income Taxes                 -             -             -

Net Income (Loss)
  before
  Extraordinary Item   147,252     2,901,555     3,048,807

Extraordinary Item,
  net of tax (Note L)        -             -             -

Net Income (Loss)      147,252     2,901,555     3,048,807

Net Income (Loss)
  per Common Share
  before
  Extraordinary Item      0.01          0.26         0.14
Extraordinary Item           -             -            -
Net Income (Loss)
  per Common Share        0.01          0.26         0.14

Weighted Average Number
 of Shares Outstanding   11,194,425   11,194,425  22,388,850


                         ACC       Total Pro-Forma

Revenues              2,087,694       26,578,829
Cost of Sales         2,278,618       22,766,401
Gross Profit           (190,924)       3,821,428

Operating Expenses:
  G&A expenses          857,807        1,691,367
  Depreciation           56,000           67,960
Total Operating
    Expenses:           913,807        1,759,327

Other Income
   (Expense):
  Interest              (78,691)        (187,716)
  Finance Expense             -                -
  Loss on disposition
     of equipment       (305,818)       (305,818)
  Other                   17,533          17,533
Total Other Expenses    (366,976)       (476,001)

Income (Loss) from
   Operations and
   before Income
   Taxes and
   Extraordinary
   Item               (1,471,707)      1,577,100

Income Taxes                (800)           (800)

Net Income (Loss)
  before
  Extraordinary Item  (1,472,507)      1,576,300

Extraordinary Item,
  net of tax (Note L)    707,233         707,233

Net Income (Loss)       (765,274)      2,283,533

Net Income (Loss)
  per Common Share
  before
  Extraordinary Item      (1.76)            0.07
Extraordinary Item         0.84             0.03
Net Income (Loss)
  per Common Share        (0.91)            0.10

Weighted Average Number
 of Shares Outstanding   838,313       23,227,163





                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDLAND, INC.
(Registrant)

By: /s/ Charles Stidham
       Charles Stidham, Executive
         Vice-President
DATE: April 18, 1997
                            EXHIBITS


Exhibit 1. - Plan and Agreement of Purchase between registrant and the shareholders of MILL-AGRO (HELLAS) SA and MEGAHEL
NAUTICAL SA

Exhibit 2. - Series B Preferred Stock Provisions




Exhibit 1.


                  PLAN AND AGREEMENT OF PURCHASE

This Plan and Agreement of Purchase entered into in Denver, Colorado, this 18th day of February, 1997, between America's Coffee Cup, Inc., D.B.A. Wayward Ventures, Inc., a Colorado corporation, sometimes referred to in this Agreement as the Purchaser, or ACC and the Shareholders of MILL-AGRO (HELLAS) SA, a Panama Company, and MEGAHEL NAUTICAL SA, a Greek company, sometimes referred to in this Agreement as the Shareholders and listed on the signature page hereto by name, and MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA sometimes referred to in this Agreement as the Acquired Corporations.

The Purchaser will acquire from the Shareholders 100% (100 shares of MILL-AGRO and 100 Shares of MEGAHEL) shares of the issued and outstanding shares of capital stock of the Acquired Corporations, in exchange solely for shares of voting stock of the Purchaser. Under this Plan, the Acquired Corporations will become subsidiaries of the Purchaser.

                             ARTICLE I
                     EXCHANGE OF CAPITAL STOCK
       Transfer of Acquired Corporation's Capital Stock

1.01 Subject to the terms and conditions of this Agreement, each Shareholder of the Acquired Corporations will transfer and deliver to the Purchaser on the Closing Date 100% of their certificates for shares of Capital Stock of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA, duly endorsed in blank.

                Consideration for Transfer

1.02 In exchange for all shares transferred by the Shareholders pursuant to Paragraph 1.01, the Purchaser will forthwith issue and cause to be delivered to the Shareholders, at or immediately subsequent to the Closing Date, 74,604 shares of Series A Preferred Stock and 149,259 shares of Series B Preferred Stock. The shares of Series A Preferred Stock shall each be convertible into 35 shares of Common Stock in accordance with the terms and conditions therefor as filed with the Secretary of State for the State of Colorado on August 24, 1996, and shall each be entitled to 35 votes on each matter to be submitted to the shareholders of Purchaser, all in accordance with the aforesaid filing. The shares of Series B Preferred Stock shall be convertible into 150 Shares of Common Stock for each share of Preferred B stock at any time, at the option of the Holder, after the Charter of ACC is amended to authorize the issuance of Fifty Million (50,000,000) shares of Common Stock. Such amendment shall be filed as soon as possible after this transaction closes. Until such time as the holders of Preferred B convert they shall be allowed to vote said preferred at any shareholders meeting as if it had been converted. (I.E. Each share of Preferred B shall be entitled to a vote of 150 shares of Common at any and all shareholders meetings)

                          Closing Date

1.03 Subject to the conditions precedent set forth in this Agreement, and the other obligations of the parties set forth in the Agreement, the Plan of Purchase shall be consummated at Denver Colorado on or before February 18th 1997, at 10:00 o'clock A.M. Consummation shall include the delivery by the Shareholders of the Acquired Corporations, all of their shares of Capital Stock of the Acquired Corporations, as provided in Paragraph 1.01 of this Agreement, and the delivery by the Purchaser of its shares of Common Stock, as provided in Paragraph
1.02 of this Agreement. The date of the consummation of this Agreement is referred to as the "Closing Date." It is agreed that Chris Traios shall be appointed to the ACC Board and shall be elected Chairman/CEO of ACC as soon as the transaction closes. Robert Marsik shall remain as a Board Member and shall be appointed Executive Vice President of ACC, Mark Pierce will remain as a member of the Board of Directors and Charles Stidham will be appointed to the Board and will be appointed Managing Director of North American Shipping and Trading Operations, E. Robert Barbee shall be appointed a Director and shall be named a Vice President of the Company and Arthur Malcolm shall be appointed to the Board of Directors to make a total of six (6) current Directors with a seventh Board Member to be nominated by Chris Traios at a later date.

                           ARTICLE II
            REPRESENTATIONS AND WARRANTIES ACQUIRED CORPORATION

Organization and Standing of Acquired Corporation

2.01 MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA are corporations duly organized, validly existing, and in good standing under the laws of Panama and Greece, with corporate power to own property and carry on their business as it is now being conducted. Copies of the articles of incorporation of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA, that have been certified by the Secretary of The Company and delivered to the Purchaser, are complete and accurate as of the date of this Agreement. MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA, are qualified to transact business as foreign corporations and are in good standing in all jurisdictions in which their principal properties are located or are not required to be qualified as a foreign corporation to transact business in any other jurisdiction.
                          Subsidiaries

2.02 MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA have no subsidiaries.

                          Capitalization

2.03 MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA have an authorized capitalization of 100 and 100 shares, and as of the date of this Agreement One Hundred (100 ) shares are issued and outstanding, fully paid, and non assessable, in each Corporation. There are no outstanding subscriptions, options, contracts, commitments, or demand relating to the authorize but unissued stock of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA or other agreements of any character under which MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA would be obligated to issue or purchase shares of its capital stock.

                        Financial Statements

2.04 (a) A Balance Sheet as of December 31, 1996, is attached as Exhibit A, reported on by Republic Of Greece, Ministry of
Commerce, dated February 14, 1997.   Certified Financial
Statements will be provided by the Auditor of the Companies, in accordance with GAAP and GAAS standards within Seventy Five (75) days of the closing of this transaction. All the Certified financial statements described in this Paragraph will be prepared in conformity with generally accepted accounting principles, applied on a consistent basis, and present fairly the financial position of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA as of December 31, 1996, subject to normal changes resulting from year end audit of the financial statements as of December 1997. The Financial Statements and opinions will conform with the Requirements of Form 8-KSB.
(b) Other than changes in the usual and ordinary conduct of the business since December 31, 1996, there have been and at the Closing Date there will be, no materially adverse changes in such financial conditions of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA.

(c) Subject to any changes as a result of the ordinary and usual course of business, the assets of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA at the Closing Date will be substantially those owned by it and shown on its financial statements as of December 31, 1996.

(d) If the results of the Certified Audit does not conform with the audit of the Ministry Of Commerce within (minus) - 20% then this transaction is subject to recession by the prior Board of ACC. The prior Board shall have the option of reversing the closing this transaction, where the Stock issued by ACC shall be canceled and the stock of MILL-AGRO and MEGAHEL shall be returned to its original owners, the intent of this paragraph is to restore the parties to this agreement to their position as if the transaction had not closed.

                  Operations Since Balance Sheet

2.05  Since its Balance Sheet date of December 31, 1996, MILL
AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA has not, and prior to the Closing Date will not have:

(a) Issued or sold any stock, bond, or other corporate securities;
(b) Except for liabilities incurred and obligations entered into in the ordinary course of business, incurred any obsolete or contingent obligation, including long-term debt;
(c) Except for liabilities shown on the balance sheet and current liabilities incurred since that date in the ordinary course of business, discharged or satisfied any lien or encumbrance, or paid any obligation or liability;
(d) Mortgage, pledged, or subjected to lien any of its assets except in the ordinary course of business;
(e) Except in the ordinary course of business, sold or transferred any of its tangible assets, or canceled any debts or claims, or waived any rights of substantial value;
(f) Sold, assigned, or transferred any patents, formulas, trademarks, trade names, copyrights, licenses, or other intangible assets;
(g) Incurred any materially adverse losses or damage, or become involved in any strikes or other labor disputes;
(h) Entered into any transaction other than in the ordinary course of business, except for the transaction that is the subject matter of this Agreement;
                        Title to Assets

2.06 The Acquired Corporation has good and marketable title to all its assets specified in the schedule described in Paragraph 2.07, and reflected in the Balance Sheet dated December 31, 1996. All such assets are not subject to any mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those that:
(a) Are disclosed on the Balance Sheet as securing specified liabilities;
(b)  Are disclosed in the Schedule of Assets listed in Paragraph
2.07; or
(c) Do not materially adversely affect the use of the asset. The buildings and equipment of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA are in good condition and repair, except for reasonable wear and tear.

                         Schedule of Assets

2.07 Prior to the Closing Date, the Acquired Corporation will have delivered to the Purchaser a separate Schedule of Assets, specifically referring to this paragraph, containing a true and complete:
(a) Legal description of all real property owned by MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA and any real property in which MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA has a leasehold interest;
(b)  Aged list of accounts receivable as of the Closing Date;
(c) List of all capitalized machinery, tools, equipment, and rolling stock owned by MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA that sets forth any liens, claims, encumbrances, charges, restrictions, covenants, and conditions concerning the listed items.
(d) Description of all machinery, tools, equipment, and rolling stock in which MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA has a leasehold interest, with a description of each interest;
(e) A true and complete list of all patents, patent licenses, trademarks, trademark registrations, trade names, copyrights, and copyright registrations owned by MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA; and
(f) List of all fire and other casualty and liability policies of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA in effect at the time of delivery of such schedule.
(g) All software products including source codes.

2.08 (a) Except as set forth in the Balance Sheet of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA, dated December 31, 1996, described in Paragraph 2.05, MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA presently have no outstanding indebtedness other than liabilities incurred in the ordinary course of business or in connection with this transaction. MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA are not in default with respect to any terms or conditions of any indebtedness.

(b) MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA have not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA

                           Litigation

2.09 (a) MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA are not a party to, nor have they been threatened with, any litigation or governmental proceeding that, if decided adversely to them, would have a material adverse effect on the transaction contemplated by this Agreement, or on the financial condition, net worth, prospects, or business of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA. To the best of the Acquired Corporations' knowledge, they are not aware of any facts that might result in any action, suit, or other proceeding that would result in any material adverse change in the business or financial condition of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA.
(b) To the best of their knowledge, MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA are not infringing on or otherwise acting adversely to any copyrights, trademark rights, patent rights, or licenses owned by any other person, and there is not pending claim or threatened action with respect to such rights. MILL AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA are not obligated to make any payments in the form of royalties, fees, or otherwise to any owner or of any patent, trademark, trade name, or copyright.

          Compliance With Law and Other Instruments

2.10 The business operation of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA have been and is being conducted in accordance with all applicable laws, rules, and regulations of all authorities. MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA are not in violation of, or in default under, any terms or provision of its Articles of Incorporation, its Bylaws, or of any lien, mortgage, lease, agreement, instrument, order, judgment, or decree, or any other type of restriction that would prevent consummation of the exchange of securities contemplated by this Agreement.

                   Contractual Obligations

2.11 MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA are not a party to or bound by any written or oral:
(a)  Contract not made in the ordinary course of business;
(b)  Contract with any labor union other than in the ordinary course of business;
(c) Bonus, pension, profit sharing, retirement, stock option, hospitalization, group insurance, or similar plan providing employee benefits other than in the ordinary course of business;
(d) Any real or personal property lease or lessor other than in the ordinary course of business;
(e) Advertising contract or contract for public relations services other than in the ordinary course of business;
(f) Purchase, supply, or service contracts in excess of $10,000 each, or in the aggregate of $100,000 for all such contracts other than in the ordinary course of business;
(g) Deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement subjecting any of assets or properties of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA to a lien, encumbrance, or other restriction other than in the ordinary course of business;
(h) Term contract continuing for a period of more than 1 years that is not terminable without liability to MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA or their successors other than in the ordinary course of business; or
(i)  Contract that
         (i) Contains a predetermination of price or similar type of provision; or
        (ii) Provides for a fixed price for goods or services sold. MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA has performed all obligations required to be performed by them to date and is not in material default under any of the contracts, leases, or other arrangements by which it is bound. None of the parties with whom MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA has contractual arrangements are in default of their obligations.

                    Changes in Compensation

2.12 Since the Balance Sheet date of December 31, 1996, MILL AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA have not granted any general pay increase to employees or changed the rate of compensation, commission, or bonus payable to any officer, employee, director, agent, or stockholder other than in the normal course of business.

                           Inventories

2.13 Since the Balance Sheet date of December 31, 1996, MILL AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA have continued to replenish their inventories in the customary manner of entities engaged in the business MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA conducts, and will continue to do so until the Closing Date.

                            Records

2.14 All of the account books, minute books, stock certificate books, and stock transfer ledgers of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA are complete and accurate.

                      No Brokers or Finders

2.15 All negotiations on the part of the Shareholders related to this Agreement have been accomplished solely by the Shareholders without the assistance of any person employed as a broker or finder. The Shareholders have done nothing to give rise to any valid claims against MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA for a brokers commission, finder's fee, or any similar charge.

                              Taxes

2.16 (a) MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA have filed all income tax returns and, in each jurisdiction where qualified or incorporated, all income tax and franchise tax returns that are required to be filed. MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA have paid all taxes as shown on the returns as have become due, and have paid all assessments received that have become due.

                        Full Disclosure

2.17 As of the Closing Date the Acquired Corporations will have disclosed all events, conditions, and facts materially affecting the business and prospects of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA The Acquired Corporations have not withheld knowledge of any events, conditions, and facts that they have reasonable ground to know may materially affect the business and prospects of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA None of the representations and warranties made by the Acquired Corporations in this Agreement or set forth in any other instrument furnished to Purchaser contained any untrue statement of a material fact, or fails to state a material fact.


                          ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF PURCHASER

                Organization and Standing of Purchaser

3.01 America's Coffee Cup, Inc., DBA Wayward Ventures, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with corporate power to own property and carry on its business as it is now being conducted. Copies of the articles of incorporation of America's Coffee Cup, Inc., DBA Wayward Ventures, Inc., that have been certified by the Secretary of State of Colorado and will be delivered to the Acquired Corporation, are complete and accurate
as of the date of this Agreement.   America's Coffee Cup, Inc.,
DBA Wayward Ventures, Inc., is qualified as a foreign corporation to transact business in other jurisdictions.

                          Subsidiaries

3.02 America's Coffee Cup, Inc., Wayward Ventures, Inc.,has one subsidiary, also known as Americas's Coffee Cup, Inc., which is a Colorado Corporation.

                        Capitalization

3.03 ACC has an authorized capitalization of 10,000,000 shares of common stock of the par value of $0.40 per share, of which 861,000 shares will be validly issued, outstanding, and fully paid as of the Closing Date. ACC will amend its charter to increase the authorized to 50,000,000 as soon as possible after the closing of this transaction. There will be at the Closing Date no outstanding options, contracts, calls, commitments, or demands relating to the authorized but unissued stock of ACC except as follows:

(1) 861,567 shares of common stock issued and outstanding in the hands of the public, including the two existing members of the board governing Purchaser;
(2) 1,809,955 shares of common stock of the Purchaser underlying certain Bridge Loan Options issued in connection with Purchaser's recently completed public offering, as well as 2,585,650 warrants underlying said option, each of which allow the acquisition of one share of Purchaser's common stock;
(3) 1,890,000 shares of common stock underlying the shares of Series A Preferred Stock issued to the persons purchasing said shares in Purchaser's recently completed public offering, as well as 2,700,000 warrants underlying said preferred shares, each of which allow the acquisition of one share of Purchaser's common stock;
(4) 1,172,360 shares of common stock underlying the 33,496 shares of Series A Preferred Stock subject to an option of the board governing the Purchaser at the Closing Date; and
(5) 552,640 shares of common stock underlying options granted pursuant to the existing stock option plan of the Purchaser.

ACC has 1,000,000 shares of preferred stock authorized, of which 54,000 shares were issued to the public and 33,496 are subject to option by members of the current board governing ACC. Other than as set forth above, there are no other outstanding options, calls, contracts or commitments relating to authorized but unissued Common or Preferred Stock, except the shares of Series B preferred to be issued herein.
                      Financial Statements

3.04  ACC has delivered to the Acquired Corporation;

(a) The balance sheet of ACC of September 30, 1996 and the related statements of income and retained earnings of ACC for the period ended September 30, 1996 are true as of the signing of this agreement. The December 31, 1995 10K and the Prospectus dated August 14, 1996 have also been delivered to the selling Shareholders.

All the financial statements listed in this Paragraph present fairly the financial condition of ACC at the specified dates and the results of its operations for the period specified. The statements were prepared in accordance with generally accepted accounting principles applied in a manner consistent with prior accounting periods.

           Financial Condition Since Balance Sheet Date

3.05 Since the Balance Sheet date of September 30, 1996, there are changes, events, and conditions that have occurred that materially and adversely affect the financial condition, assets, business, or prospects of ACC, and said conditions have been disclosed.

                          Title to Assets

3.07 All book assets of ACC are in existence in its possession, are in good condition and repair, and conform to all applicable zoning and building laws and ordinances. ACC has good and marketable title to all of its assets and, except as shown on its financial statements as of September 30, 1996 holds such assets subject to no mortgage, lien, or encumbrance.

                 Status of Transferred Shares

3.08 The shares of stock of ACC that are to be issued and delivered to shareholders of Acquired Corporation pursuant to the terms of this agreement will be validly authorized and issued, and will be fully paid and non assessable. No shareholder of ACC will have any preemptive right of subscription or purchase with respect to the shares to be transferred.

                          Indebtedness

3.09 Except as set forth in the balance sheet of ACC of September 30, 1996, there is not outstanding indebtedness other than liabilities incurred in the ordinarily course of business or in connection with this transaction. ACC is in default with respect to terms and conditions of indebtedness related to Brothers Coffee and Ralph's Supermarkets on rent and the judgment in favor of Brothers, Restaurant Blend and Daymar.

                           Litigation

3.10 ACC is not a party to, nor had it been threatened with any litigation or governmental proceeding that could have a material, adverse effect on the transaction contemplated by this Agreement or on the financial condition of ACC other than Matossin, Abraham and Christensen and Restaurant Blend and Daymar Corporation.

                      Purchaser's Authority

3.11 The execution and performance of this Agreement have been duly authorized by all requisite corporate action to allow the B Preferred to be issued, including the voting and conversion rights and subject to shareholder approval shall increase the authorized Common Stock to 50,000,000 and change the name of ACC to Midland, Inc. This Agreement constitutes a valid and binding obligation of America's Coffee Cup, Inc., Wayward Ventures, Inc. in accordance with its terms. No provision of the Articles of Incorporation, Bylaws, minutes, share certificates, or contracts prevents America's Coffee Cup, Inc., Wayward Ventures, Inc. from delivering good title to its shares of ACC capital stock in the manner contemplated by this Agreement.

                             Brokers

3.12 America's Coffee Cup, Inc., Wayward Ventures, Inc. has not retained nor otherwise utilized the services of any broker or finder in connection with the transaction contemplated by this Agreement. America's Coffee Cup, Inc., Wayward Ventures, Inc. has done nothing to give rise to any valid claims against the Acquired Corporation for a brokerage commission, finder's fee, or any similar charge.


                          ARTICLE IV
             SURVIVAL OF WARRANTIES AND LIABILITIES

        Nature and Survival of Representations and Warranties

4.01 All statements of fact contained in this Agreement, or in any memorandum, certificate, letter, document, or other instrument delivered by or on behalf of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA and America's Coffee Cup, Inc., Wayward Ventures, Inc. pursuant to this agreement shall be deemed representations and warranties made by any such party, respectively, to each other party under this agreement. The covenants, representations, and warranties of the parties and the shareholders shall survive the Closing Date, and all inspections, examinations, or audits on behalf of the parties and the shareholder for a period of one (1) year following the Closing Date.

                   Indemnification; Expenses

4.02 The Acquired Corporation shall pay its own expenses incurred by them arising out of this Agreement and the transactions contemplated in this Agreement, including but not limited to all fees and expenses of their counsel and accountants. Whether or not this Agreement is terminated, each of the parties shall bear all expenses incurred by it in connection with this Agreement and in the consummation of the transactions contemplated by and in preparation for the Agreement.

                       Minority Shareholders

4.03 All shareholders of the Acquired Corporations shall have no liability under this Agreement for any breach of the representations or warranties made by MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA under this Agreement.

                            ARTICLES V
                 COMPLIANCE WITH SECURITIES LAWS

        Unregistered Stock Under Federal Securities Act

5.01 (a) Each shareholder of the Acquired Corporations acknowledges that the shares of the Purchaser's Stock to be delivered to the Shareholder pursuant to this Agreement have not been registered under the Federal Securities Act of 1934, as amended, referred to in this Agreement as the "1934 Act," and that therefore the stock is not fully transferable except as permitted under various exemptions contained in the 1934 Act and the rules of the Securities and Exchange Commission interpreting the Act. The provisions contained in the Paragraph 9.01 are intended to ensure compliance with the 1933 Act.

                No Distribution of Stock to Public

(b) Each shareholder of the Acquired Corporation represents and warrants to the Purchaser that the shareholder is acquiring the shares of the Purchaser's Common Stock under this Agreement for the shareholder's own account for investment, and not for the purpose of resale or any other distribution of the shares. Each shareholder also represents and warrants that the shareholder has no present intention of disposing of all or any part of such shares at any particular time, for any particular price, or on the happening of any particular circumstances. Each shareholder acknowledges that the Purchaser is relying on the truth and accuracy of the warranties and representations set forth in this Paragraph in issuing the shares without first registering the shares under the 1934 Act.

              No Transfers in Violation of the 1934 Act

(c) Each shareholder of the Acquired Corporation covenants and represents that none of the shares of America's Coffee Cup, Inc., Wayward Ventures, Inc. Capital Stock that will be issued to the shareholder pursuant to this Agreement, will be offered, sold, assigned, pledged, transferred, or otherwise disposed of except after full compliance with all of the applicable provisions of the 1934 Act and the rules and regulations of the Securities and Exchange Commission under the 1934 Act.
Therefore, each shareholder agrees not to sell or otherwise dispose of any of the shares of the Purchaser's Common Stock received pursuant to this Agreement unless the shareholder:
     (i) Has delivered to the Purchaser a written legal opinion in form and substance satisfactory to counsel for the Purchaser to the effect that the disposition is permissible under the terms of the 1934 Act and regulations interpreting the Act;
     (ii) Has complied with the registration and prospectus requirements of the 1934 Act relating to such a disposition; or
    (iii) Has presented the Purchaser satisfactory evidence that such a disposition is exempt from registration under Section 4(1) of the Act.

The Purchaser shall place a stop transfer order against transfer of the shares until one of the conditions set forth in this subparagraph has been met.

                 Investment Legend on Certificate

(d) Each shareholder of the Acquired Corporation agrees that the certificates evidencing the shares the shareholder will receive under this Agreement will contain the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1934 AND HAVE BEEN TAKEN FOR INVESTMENT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1934, AS AMENDED, IS IN EFFECT FOR THE SECURITIES, OR ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS IN FACT APPLICABLE TO SUCH OFFER OR SALE.

                 Indemnification by Shareholders

(e) If any time in the future any of the shareholders of the Acquired Corporations sell or otherwise dispose of any of such shares of Common Stock received from the purchaser without registration under the 1934 Act or any similar federal statute that may then be in effect, such shareholder agrees to indemnify and hold harmless the Purchaser against any claim, liabilities, penalties, costs, and expenses that may be asserted against or suffered by the Purchaser as a result of the such disposition.

                      Future Registration

(f) If within three (3) years after the initial registration, the Purchaser decides to file a registration statement under the 1934 Act, covering a sale by the Purchaser or a shareholder of the Purchaser of shares of the Purchaser's Commons Stock for cash, the Purchaser will mail to each shareholder written notice of its intent to file such a registration statement. If a shareholder delivers a written request to the Purchaser within twenty (20) days after the mailing of such notice setting forth the number of shares of Commons Stock the shareholder intends to dispose of, the purchaser agrees to use its best efforts to include such shares of each shareholder in the registration statement. However, the Purchaser shall not be so obligated to register the shares if in the opinion of counsel for the Purchaser such shares may be disposed of without compliance with the registration and prospectus requirements of the 1934 Act.
If, in spite of the best efforts of the Purchaser, the inclusion of all of the shares that each shareholder intends to sell is not acceptable to the managing underwriter or underwriters of the offering, the Purchaser may limit the number of shares of each shareholder to be sold to ten percent (10% of the total number of shares being offered in the registration statement. If the offering is not completed within ninety (90) days after the effective date of the registration statement, the Purchaser shall be entitled to de register any unsold portion of such shares.
The manner and conduct of any such registration, including the contents of such registration statement and of any related underwriting or other agreements shall be entirely in the control and discretion of the purchaser. Each shareholder agrees to cooperate with the Purchaser in the preparation and filing of any registration statement prepared and filed under this Subparagraph. The Purchaser shall bear all out of pocket expenses except for registration fees incurred in performing the obligations under this Subparagraph except that each shareholder shall make the customary agreements, representations, warranties, and indemnification's to the underwriters in any such offering with respect to any shares included at the shareholder's request.

                         Securities Act

5.02 It is agreed that the consummation of this Agreement is not subject to issuance by the Colorado Securities Commissioner of any permit and any other requirements of Colorado law applying to the issuance and transfer of the Purchaser's stock in exchange for shares of Capital Stock of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA

                           ARTICLE VI
                          MISCELLANEOUS

                             Amendment

6.01 This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the President of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA and the President of America's Coffee Cup, Inc., Wayward Ventures, Inc. provided it has been approved by the Shareholders of each party.

                             Waiver
6.02  Either MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA or
America's Coffee Cup, Inc., Wayward Ventures, Inc. may, in writing:

                       Extension of Time

(a) Extend the time for the performance of any of the obligations of any other party to the Agreement.

                      Waiving inaccuracies

(b) Waive any inaccuracies and misrepresentations contained in this Agreement or any document delivered pursuant to the Agreement made by any other party to the Agreement.

               Waiving Compliance With Covenants
(c) Waive compliance with any of the covenants or performance of any obligations contained in this Agreement by any other party to the Agreement.

            Waiving Satisfaction of Condition Precedent

(d) Waive the fulfillment of any condition precedent to the performance by any other party to the Agreement.

                            Assignment

6.03 (a) Neither this entire Agreement nor any right created by the Agreement shall be assign able by either the MILL-AGRO
(HELLAS) SA and MEGAHEL NAUTICAL SA or  America's Coffee Cup,
Inc., Wayward Ventures, Inc. without the prior written consent of the other, except by the laws of succession.

(b) Except as limited by the provisions of subparagraph (a), this Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties, as well as the parties.

(c) Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

                             Notices

6.04 Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, provided that the communication is addressed:

(a)  In the case of MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL
SA, to:
MILL-AGRO (HELLAS) SA and MEGAHEL NAUTICAL SA
3 IRODOTOU STR
PIRAEUS Greece 18538

With a copy to:  Treasure Bay Tunica, Inc.,
R 2, Box 35Q
Rockwall, Texas 75087

or to such other person or address designated by MILL-AGRO
(HELLAS) SA and MEGAHEL NAUTICAL SA to receive notice.

(b)  In the case of  America's Coffee Cup, Inc., Wayward
Ventures, Inc., to:

America's Coffee Cup, Inc.
12528 Kirkham Ct Suite 6
Poway, CA 92024

or to such other person or address designated by  America's
Coffee Cup, Inc. to receive notice.


                             Headings

6.05 Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                         Entire Agreement

6.06 This instrument and the exhibits to this instrument contain the entire, and supersedes any previous agreements, Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts by the aggregate of the counterparts together constitute only one and the same instrument.

                   Effect of Partial Invalidity

6.07 In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability enforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal, or unenforceable provisions.

                         Controlling Law

6.08 The validity, interpretation, and performance of this agreement shall be controlled by and construed under the laws of the of Colorado, the State in which this Agreement is being executed.

                         Attorney's Fees

6.09 If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this Paragraph or may be enforced in a separate action brought for determining attorney's fees.

                       Specific Performance

6.10 The parties declare that it is impossible to measure in money the damages that will accrue to a party or its successors as a result of the other parties' failure to perform any of the obligations under this Agreement. Therefore, if a party or its successor institutes any action or proceeding to enforce the provisions of this Agreement, any party opposing such action or proceeding agrees that specific performance may be sought and obtained for any breach of this Agreement.

Executed on 18th  day of February, 1997, in Denver Colorado.

PURCHASER:
 America's Coffee Cup, Inc. D.B.A. Wayward Ventures, Inc.

By:/s/ Robert W. Marsik
     Its President

ACQUIRED CORPORATION:
MILL-AGRO (HELLAS) SA
By:
President
ACQUIRED CORPORATION
MEGAHEL NAUTICAL SA
By:
Its: President
By: Noble House SA
Shareholder

BY:
President

By: Treasure Bay Tunica, Inc.
       Shareholder

By:
President



EXHIBIT 2 - PREFERRED STOCK PROVISIONS


          SERIES B: VOTING, CONVERTIBLE PREFERRED STOCK


                CERTIFICATE SETTING FORTH RESOLUTIONS
                                BY
                     THE BOARD OF DIRECTORS FOR

      WAYWARD VENTURES, INC., f/k/a AMERICA'S COFFEE CUP, INC.
            (Pursuant to the Colorado Corporation Code)

We, the undersigned, as the President and Secretary of Wayward Ventures, Inc., f/k/a America's Coffee Cup, Inc., a Colorado corporation, the Articles of Incorporation of which are on file in the office of the Secretary of State for the State of Colorado DO EACH HEREBY CERTIFY AND VERIFY: that the Board of Directors of Wayward Ventures, Inc., f/k/a America's Coffee Cup, Inc., in accordance with said articles and pursuant to the laws of the State of Colorado, duly adopted on February 17, 1997, the preambles and resolutions attached hereto.

IN WITNESS WHEREOF: We have set our hands and the corporate seal this 17th day of February, 1997.


WAYWARD VENTURES, INC.

By: /s/ Robert W. Marsik                              [SEAL]
    Robert W. Marsik, President

Attest:
/s/ Mark S. Pierce
     Mark S. Pierce, Secretary



             UNANIMOUS CONSENT IN LIEU OF SPECIAL MEETING

                        BOARD OF DIRECTORS
                               FOR
      WAYWARD VENTURES, INC., f/k/a AMERICA'S COFFEE CUP, INC.
                       (February 17, 1997)

Pursuant to the provisions of the "Colorado Corporation Code"- which provide that action required or permitted by said code to be taken at a meeting of the board of directors of a corporation may be taken without a meeting with the same force and effect as a unanimous vote of said board if the action is (i) evidenced by one or more written consents describing the action taken, (ii) signed by each director and (iii) delivered to the secretary of the corporation for filing with the corporate records - the undersigned, being the sole members of the board of directors of Wayward Ventures, Inc., f/k/a America's Coffee Cup, Inc.(the "Board of Directors" and the "Company," respectively), do hereby waive any and all notice which may be required to be given with respect to a meeting of the Board of Directors and do hereby take, ratify, confirm and approve the following action this 17th day of February, 1997.

WHEREAS, the Company has been presented with an opportunity to acquire as wholly-owned subsidiaries two separate business entities, those being Megahel Nautical (Hellas) S.A., a Greek company, and of Mill-Agro (Hellas) SA, a Panamanian company;

WHEREAS, the Company has been presented with a proposed Plan and Agreement of Purchase (the Hellas Agreement) by and between the Company and the shareholders (Shareholders) of Megahel Nautical (Hellas) S.A. and of Mill-Agro (Hellas) SA;
WHEREAS, the Hellas Agreement requires the delivery to the Shareholders of a series of preferred stock in order to consummate said agreement;

WHEREAS, the execution and delivery of, and performance under, the Hellas Agreement is in the best interests of the Company; and

WHEREAS, the Articles of Incorporation governing the Company (the Articles of Incorporation) permit the issuance of preferred shares in series with such designations, preferences and relative participating option or other rights and qualifications, limitations and restrictions as may be fixed by the Board of Directors, including, without limitation, the rate of dividends and redemption and conversion prices, all of which are to be determined after giving consideration to the financial and general condition of the Company and to the condition of the securities' markets, if any, existing at the time of issuance; and

WHEREAS, the directors deem it advisable to establish and issue a new series of preferred stock at this time to accomplish the consummation of the Hellas Agreement and have carefully investigated the financial and general condition of the Company and the relation of the condition of the Company to the condition of the securities markets, and have determined that it is in the best interests of the Company to establish a new series of preferred stock to be denominated Series B: Voting, Convertible Preferred Stock with the attributes set forth in this resolution and to forthwith deliver a certificate evidencing the same to the
Shareholders:

NOW, THEREFORE, BE IT

RESOLVED, that the Board of Directors hereby authorizes the Company to issue for the purpose of consummating the Hellas Agreement One Hundred Forty-Nine Thousand Two Hundred and Fifty Nine (149,259) shares of its Series B: Voting, Convertible Preferred Stock at a price of $2,000 per share, which series shall have the following features:

(a) Dividends - the record holders of the series shall not be entitled to receive any dividends, whether out of the net earnings of the Company or otherwise;

(b) Conversion - each share of the series shall be convertible at any time and from time to time into one hundred fifty (150) common shares of the Company (Common Stock) at the election of the holders of record, and each share of this series which has not been converted by October 1, 1998, shall automatically convert into the aforesaid number of common shares;
(c) Redemption - neither the Company nor any one else shall have any right to redeem the shares of this series at any time;

(d) Liquidation Preference - the holders of the series shall not be entitled to any liquidation preference over any existing class or series of outstanding stock of the Company or over any other class or series of the Company which may be subsequently established;

(e) Sinking Fund - the holders of this series shall not be entitled to the establishment of any sinking fund for the purpose or retiring the shares of the series or for any other purpose;

(f) Voting Rights - each share of this series shall be entitled, for so long as such share remains outstanding to vote on any and all matters which the holders of Common Stock and Series A Preferred Stock are entitled to vote. The Series B Preferred Stock shall vote as a class with the Common Stock and the Series A Preferred Stock on all matters, other than as set forth immediately below, and each outstanding share of Series B Preferred Stock shall be entitled to One Hundred and Fifty (150) votes on each matter submitted for approval. Further, and for so long as any share of Series B Preferred Stock is outstanding, the Company shall not, without the approval of the holders of no less than two-thirds (2/3) of the outstanding Series B Preferred
Stock:

(a) amend or repeal any revision of, or add any provision to, the articles of incorporation governing the Company, if such action would alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock;

(b) authorize, create or issue shares of any class of stock having any preference or priority superior to any preference or priority of the Series B Preferred Stock, or authorize, create, or issue shares of stock of any class or any obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of stock of the Company having any such preferences; or

(c) make any provision in the Bylaws governing the Company imposing any restrictions upon the right to transfer or hypothecate the Series B Preferred Stock, except provisions required by the laws of the State of Colorado.

(g) Additional Provision - the series shall be issued, upon compliance with the laws of the State of Colorado, in accordance with those terms set forth on Exhibit A hereto, which is specifically incorporated herein by this reference and adopted as the act of the Company.

RESOLVED FURTHER that the President and the Secretary are hereby authorized and directed to cause to be filed under corporate seal such certificates as shall be requisite to the end that the stock shall be issued and delivered to the Shareholders as aforesaid; and

RESOLVED FINALLY that the President be, and he hereby is, authorized to (i) effectuate, to the extent necessary and appropriate, those actions taken hereby, (ii) issue a certificate or certificates for the shares, (iii) prepare a form of certificate for the shares in accordance with the above resolutions and (iv) provide for filing all necessary documentation with the Secretary of State for the State of Colorado, applicable state securities authorities and the United
States Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned, being the sole member of the Board of Directors, have hereunto set their hands effective as of the date first specified above.

/s/ Robert W. Marsik
Robert W. Marsik, Director
/s/ Mark S. Pierce
Mark S. Pierce, Director


                            EXHIBIT A
       SERIES B: CONVERTIBLE, VOTING PREFERRED STOCK PROVISIONS

The Series B Convertible, Voting Preferred Stock (the Preferred Stock or the Series B Preferred Stock) shall consist of one (1) series of One Hundred Forty-Nine Thousand Two Hundred and Fifty Nine (149,259) shares of the preferred stock of America's Coffee Cup, Inc., d/b/a Wayward Ventures, Inc. (the Company), with each share to be identical to every other in all respects. The following sets forth the provisions of the Series B Preferred Stock.

Part 1: Dividends

Dividend Obligation.  The holders of the issued and outstanding
Series B Preferred Stock shall not be entitled to receive any dividends on their shares of stock.

Part 2: Conversion

(2.01) Conversion Price and Automatic Conversion. Each share of outstanding Series B Preferred Stock is convertible into One Hundred Fifty (150) shares of the common stock of the Company (the Conversion Amount and the Company, respectively) at any time prior to October 1,1998, at the sole option of the holder of each share of Series B Preferred Stock. On October 1, 1998, the Series B Preferred Stock shall automatically convert into One Hundred fifty (150) shares of Common Stock.

(2.02) Exercise Procedure. Any share of Series B Preferred Stock shall be deemed to have been exercised when the Company shall have received the certificate evidencing such shares appropriately endorsed to reflect conversion thereof, whereupon the Company shall issue the shares of Common Stock to which the exercising shareholder is entitled.

(2.03) Reservation of Shares. The Company shall at all times reserve and keep available for the purpose of effecting the conversion of the Series B Preferred Stock the full number of shares of Common Stock then deliverable upon the conversion of all shares of the then outstanding Series B Preferred Stock.

(2.04) Fractional Shares. No fractional share of Common Stock shall be issued upon conversion of a Series B Preferred Stock share, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay to the holder an amount equal to the book value allocable to the fractional share of Common Stock which would have otherwise been issued, as determined using Generally Accepted Accounting Principles.

(2.05) Payment of Taxes. The Company shall pay any and all taxes that may be required in respect of the issuance or delivery of Common Stock on conversion of a share of Series B Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock in a name other than that in which the shares being converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(2.06) Registration, Approval and Listing. If any shares of Common Stock required to be issued upon conversion of Series B Preferred Stock shall require registration with or approval by any governmental authority under any federal or state law, or listing on any national securities exchange before such shares may be issued, the Company shall, at its own expense, cause the accomplishment of the same, and shall expeditiously work towards accomplishment of the same; however, each holder of Series B Preferred Stock shall be obligated to assist the Company to the fullest extent possible in its endeavors.
(2.07) Delivery of New Certificates. Certificates for Common Stock acquired upon conversion shall be delivered to the holder named therein within 15 business days after exercise and delivery to the Company. Unless all shares of Series B Preferred Stock are converted, the Company shall, within the aforesaid period, prepare a new certificate, substantially identical to that surrendered, representing the balance of the shares previously represented which have not been converted.

(2.08)  Converted Series B Preferred Stock to be Canceled or
Returned to Treasury.   The Company, by resolution of its Board
of Directors, may, in its sole discretion, either cancel or return to treasury any shares of Series B Preferred Stock converted or for any other reason acquired.

Part 3: Redemption

Optional and Mandatory Redemption. No one, including the Company, shall be entitled to redeem the Series B Preferred Stock under any circumstances at any time.
Part 4: Liquidation.

The Series B Preferred Stock shall not be entitled to preferential liquidation rights over any other class or series of stock previously or which may subsequently be issued by the Company.

Part 5: Sinking Fund

The Series B Preferred Stock shall not be entitled to the establishment of any sinking fund for any purpose.
Part 6: Voting Rights

(6.01) General Voting Right. The Series B Preferred Stock shall be entitled to vote on any and all matters which the holders of Common Stock and Series A Preferred Stock are entitled to vote. The Series B Preferred Stock shall vote as a class with the Common Stock and the Series A Preferred Stock on all matters, other than as set forth below in this Part 6, and each outstanding share of Series B Preferred Stock shall be entitled to One Hundred and Fifty (150) votes on each matter submitted for approval.

(6.02) Separate Voting Approval of Series B Preferred Stock Required. As long as any share of Series B Preferred Stock is outstanding, the Company shall not, without the approval of the holders of no less than two-thirds (2/3) of the outstanding Series B Preferred Stock:

(a) amend or repeal any revision of, or add any provision to, the articles of incorporation governing the Company, if such action would alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock;

(b) authorize, create or issue shares of any class of stock having any preference or priority superior to any preference or priority of the Series B Preferred Stock, or authorize, create, or issue shares of stock of any class or any obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of stock of the Company having any such preferences; or

(c) make any provision in the Bylaws governing the Company imposing any restrictions upon the right to transfer or hypothecate the Series B Preferred Stock, except provisions required by the laws of the State of Colorado.

Part 7:  Adjustment of Conversion Amount.

The Conversion Amount shall be subject to adjustment as follows:

(7.01) If prior to the expiration of the conversion period by its terms the Company shall issue any shares of Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, the Conversion Amount shall be increased proportionately.
Conversely, if the Company shall reduce the number of shares of Common Stock outstanding by combining such shares into a smaller number of shares, the Conversion Amount shall be decreased proportionately.

(7.02) Notwithstanding the provisions of this Part 7, no adjustments of the Conversion Amount shall be made whereby such amount is adjusted in an amount by less than ten shares of Common
Stock, or until the aggregate of such adjustments shall equal or exceed ten shares of Common Stock.

(7.03) No adjustment of the Conversion Amount shall be made as a result of or in connection with the issuance of Common Stock pursuant to (i) options, warrants, and/or share purchase agreements outstanding or in effect on the date hereof (ii) the establishment of additional option or warrant plans of the Company, (iii) the modification, renewal or extension of any plan now in effect or hereafter created, (iv) the issuance of Common Stock on exercise of any options pursuant to such plans, (v) the issuance of Common Stock in connection with an acquisition, consolidation, recapitalization or merger of any type, (vi) compensation or similar arrangements for officers, employees, contractors, consultants or agents of the Company or any subsidiary or (vii) the issuance of Common Stock in private or public offerings.

(7.04) Before taking any action which would cause an adjustment reducing the Conversion Amount to less than the par value of the Common Stock issuable upon conversion of the Series B Preferred Stock, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the adjusted Conversion Amount.

Part 8: Additional Provisions.

The Series B Preferred Stock may be subordinated in any respect to the terms and provisions of the Common Stock and to the terms and provisions of any other series of the outstanding preferred stock of the Company which may be issued and become outstanding subsequent to the Series B Preferred Stock, unless specifically provided to the contrary above.